UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      July 2, 2012

Southern Connecticut Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	000-49784	06-1609692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
215 Church Street
New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)

(203) 782-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ee General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On July 2, 2012, Southern Connecticut Bancorp’s bank subsidiary, The Bank of Southern Connecticut (“the Bank), entered into a stipulation and consent to the Issurance of a Consent Order with the Federal Deposit Insurance Corporation (“FDIC”) and the State of Connecticut Department of Banking (“Connecticut Department of Banking”). Thereafter, on July 3, 2012, the Bank entered into a Consent Order with the FDIC and the Connecticut Department of Banking.

By entering the Consent Order, the Bank has agreed to take certain measures in a number of areas, including, without limitation, the following: (i) having and retaining qualified management and reviewing and revising its assessment of  senior management; (ii) maintaining minimum specified capital levels and developing and submitting a capital plan in the event any of its capital ratios fall below such minimum specified capital levels; (iii) formulating and submitting a profit and budget plan consisting of goals and strategies consistent with sound banking practices and implementing such plan; (iv) formulating and submitting a plan to reduce classified assets and implementing such plan; (v) reviewing and improving the loan and credit risk management policies and procedures; (vi) developing and implementing action plans addressing all other recommendations identified within its most recent Report of Examination; (vii) complying with the Interagency Policy Statement on Internal Audit Function and its Outsourcing; and (viii) not accepting, renewing or rolling over any brokered deposits unless the Bank is in compliance with regulations governing the solicitation and acceptance of brokered deposits.  The Consent Order also provides that the Bank will obtain prior regulatory approval before the payment of any dividends. The Bank has already adopted and implemented many of the actions prescribed in the Consent Order.

The Consent Order is the result of ongoing discussions between the Bank’s regulatory agencies and the Bank based on a regulatory examination conducted in early 2012.  The Consent Order will remain in effect until it is modified or terminated by the FDIC and the Connecticut Department of Banking.  The Bank’s customer deposits remain fully insured to the highest limit set by the FDIC.

A copy of the Consent Order and the Stipulation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01    Financial Statements and Exhibits.

(d)                 Exhibits.
Exhibit No.	Description
99.1	Consent Order, dated July 3, 2012
99.2	Stipulation and Consent to the Issuance of a Consent Order, dated July 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CONNECTICUT BANCORP, INC.
Date: July 6, 2012
	By:	/s/ Stephen V. Ciancarelli
	Name:	Stephen V. Ciancarelli
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Consent Order, dated July 3, 2012
99.2	Stipulation and Consent to the Issuance of a Consent Order, dated July 2, 2012